Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
STATE NATIONAL COMPANIES, INC.
FIRST:  The name of the corporation (which is hereinafter referred to as the "Corporation") is State National Companies, Inc.
SECOND:  The address of the Corporation's registered office in the State of Delaware is 160 Greentree Drive Suite 101 in the City of Dover, County of Kent, Delaware 19904. The name of the Corporation's registered agent at such address is National Registered Agents, Inc.
THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 1,000, consisting entirely of common stock, having a par value of $0.01 per share.
FIFTH:  In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation (the "Board of Directors") is expressly authorized to make, alter or repeal the Bylaws of the Corporation.
SIXTH:  The number of directors of the Corporation shall be fixed from time to time by the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.
SEVENTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. No amendment to or repeal of this Article Seventh shall adversely affect any right or protection of a director of the Corporation that exists at the time of such amendment or repeal with respect to any actions taken, or inactions, prior thereto.

EIGHTH:  The Corporation shall indemnify and hold harmless any person (each, an "Indemnified Person") who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, organization or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in such Proceeding, in each case to the maximum extent permitted by applicable law as it presently exists or may hereafter be amended; provided, however, that the Corporation shall not be required to indemnify any Indemnified Person in connection with any Proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless the commencement of such Proceeding (or part thereof) was authorized in advance by the Board of Directors.
NINTH:  The Corporation shall pay the expenses (including attorneys' fees) actually and reasonably incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Certificate of Incorporation or otherwise.
TENTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.